Exhibit 99.1

Editorial Contact:	Investor Contact:
Shannon Gomez, Secure Computing	Elissa Lindsoe, Secure Computing
shannon_gomez@securecomputing.com	elissa_lindsoe@securecomputing.com
408-979-6121	651-628-5362

SECURE COMPUTING REPORTS SECOND QUARTER 2003 OPERATING RESULTS AND

OTHER CORPORATE DEVELOPMENTS

Company Reports Record Product and Services Revenue of $17.6 million and Fully Diluted Earnings per Share of $0.03

SAN JOSE, Calif., July 17, 2003 – Secure Computing Corporation (Nasdaq: SCUR), the experts in protecting the most important networks in the world, today announced second quarter Products and Services (P&S) revenues, the company’s primary area of emphasis, of $17.6 million, a record for the company. This represents a 9% increase compared to P&S revenues of $16.2 million in the prior quarter and a 13% increase compared to $15.6 million in the same quarter last year. Second quarter Advanced Technology (AT) contract revenues were $0.5 million, compared to $0.8 million in the prior quarter and $1.0 million in the same quarter last year. The company’s focus for AT is to pursue only those development contracts that add value to its P&S offerings. Total revenues were $18.2 million, a 7% increase compared to revenues of $17.0 million in the prior quarter and a 10% increase compared to $16.6 million in the same quarter last year.

Gross margins in the second quarter were 87% of revenue, or $15.9 million. This compares to 88% of revenue, or $15.0 million, in the prior quarter and 90% of revenue, or $15.0 million, in the year ago quarter. Secure Computing’s second quarter operating expenses were $14.9 million, or 82% of revenue, down 7 percentage points from the year ago quarter. Sales and marketing expenses were $9.9 million, or 55% of revenue, down 4 percentage points from the year ago quarter. Research and development costs were $3.8 million, or 20% of revenue, down 2 percentage points from the year ago quarter. General and administrative costs were $1.2 million, or 7% of revenue, down 1 percentage point from the year ago quarter.

“The second quarter of this year marks our 16th consecutive quarter of meeting or exceeding expectations from operations,” said John McNulty, chairman and chief executive officer at Secure Computing. “We are very pleased with the interest that our products are generating in the marketplace. Sidewinder G2 continues to gain market momentum and our recently introduced SafeWord® for Citrix® MetaFrame® offering has enjoyed an enthusiastic market reaction worldwide.”

Net income for the second quarter was $1.0 million, or $0.03 per fully diluted share compared to net income of $0.6 million, or $0.02 per fully diluted share in the prior quarter and a net loss of $7.1 million, or $0.24 per share in the year ago quarter. On a year to date basis, net income was $1.6 million, or $0.05 per fully diluted share compared to a net loss of $8.4 million or $0.29 per share in the prior year. The second quarter of 2002 included a $7.3 million charge for the class action lawsuit settlement. Before the impact of this charge, operating results were net income of $0.2 million, or $0.01 per fully diluted share, in the second quarter of 2002 and a net loss of $1.1 million, or $0.04 per share, for the year to date period ended June 30, 2002. The settlement liability was satisfied via the distribution of 1,951,807 shares of the company’s common stock in April 2003.

“We continue to build upon our excellent worldwide reputation in the marketplace as a leader in security technology to gain market share and mind share from our competitors,” said Tim McGurran, president and chief operating officer at Secure Computing. “Recently we announced a new partnership with Hewlett-Packard Korea and Insung Digital, HP Korea’s largest value-added distributor. Insung Digital will be delivering Sidewinder G2’s unparalleled security on HP based platforms to the high growth Korean market” continued McGurran.

Enterprise licenses were executed by a number of industry leaders including: Total, one of the biggest petroleum companies in the world; Louisiana Pacific, a premier supplier of commodity and specialty building products serving retail, wholesale, homebuilding, and industrial markets; Florida Power and Light, one of the largest utility companies in America, serving nearly 8 million people; LA County Department of Health Services; Inova Health System, a not-for-profit health care system based in Northern Virginia; NEOnet, the Northeast Ohio Network for Educational Technology; Altera, the world’s pioneer in system-on-a-programmable-chip (SOPC) solutions; Halifax Regional Municipality, employing over 3,000 people to meet the needs of the capital city of Nova Scotia; 90 East, an Australian managed online security services provider; Sabine Valley Center, serving as the governing authority for mental health and mental retardation in six Texas counties; Westerville Public Library, one of the nation’s top-ranked libraries based in Westerville, Ohio; The Mississippi Library Commission, offering a wide variety of direct and indirect services to libraries, government agencies and the citizens of Mississippi; The US Department of Treasury and The United States Air Force.

“Strength in Products and Services revenues and our ability to control operating expenses have enabled Secure to post another quarter of solid financial performance,” commented Tim Steinkopf, senior vice president and chief financial officer at Secure Computing. “In addition to record Products and Services revenues, we were also able to increase both our deferred revenue and cash balances as expected.”

Other Q2 Financial Highlights:

•	Cash and investments were $22.2 million at June 30, 2003, a $0.6 million increase from $21.6 million at March 31, 2003.

•	Deferred revenues were $14.5 million at June 30, 2003, a $0.5 million, or 3% increase from $14.0 million on March 31, 2003.

•	Days sales outstanding were 64 at June 30, 2003, compared to 55 at March 31, 2003. The primary driver of this increase was the solid growth in deferred revenue.

Secure Computing’s Outlook Publication Procedures

In connection with the SEC rules on corporate disclosure, Regulation FD, Secure Computing publishes an Outlook section in its quarterly operating results press release. The company continues its current practice of having corporate representatives meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Secure Computing refers any questions regarding the current outlook back to the quarterly results press release Outlook section. The quarterly results press release, which includes the Outlook section, is available to the public on the company’s Web site (www.securecomputing.com). Unless Secure Computing is in a Quiet Period (described below), the public can continue to rely on the Outlook section that is part of this quarterly operating results press release as still being the company’s current expectations on matters covered, unless Secure Computing publishes a notice stating otherwise.

From the close of business on September 16, 2003, until publication of a press release regarding the third quarter 2003 operating results, Secure Computing will observe a Quiet Period. During the Quiet Period, the Outlook section and other forward-looking statements contained in this operating results press release as well as in the company’s filings with the SEC, should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Secure Computing representatives will not comment concerning the Outlook section or Secure Computing’s financial results or expectations.

Current Outlook

The forward-looking statements in this Outlook are based on current expectations and are subject to risks, uncertainties and assumptions described under the sub-heading “Forward-Looking Statements.” Actual results may differ materially from the expectations expressed below.

For the remainder of 2003, P&S revenues are expected to grow year over year by 14% and 21%, for the third and fourth quarters, respectively. This will result in full year P&S revenue growth of 19%, up 1 percentage point from the Company’s previous expectations of 18%. AT revenue is projected to be between $0.5 and $0.8 million in each of the remaining quarters of 2003. Aggregate gross margins throughout the remainder of 2003 are expected to be approximately 88%. As a percent of total revenues (including AT revenue) operating expenses are expected to be 78% and 72%, for the third and fourth quarters of 2003, respectively. For each of the third and fourth quarters of 2003, other income is expected to be consistent with the second quarter, at approximately $.05 million. The company reaffirms that fully diluted earnings per share are expected to be approximately $0.06 and $0.10, for the third and fourth quarters of 2003, respectively, assuming weighted average shares of 35 million and 36 million in each of the third and fourth quarters respectively. This will result in total expected 2003 earnings per share of $0.21, up $0.01 from earnings per share of $0.20 as provided in the company’s previous outlook guidance.

Other Corporate Developments

The company is pleased to announce, effective August 1, 2003, the promotion of Mike Gallagher to senior vice president of product development. Mr. Gallagher joined Secure Computing in 1999 to serve as vice president and general manager of Secure’s Network Security Division. Prior to joining Secure, he held various software engineering positions with increasing responsibility at Unisys Corporation and was the vice president of software and systems engineering at Datakey. In his new role Mr. Gallagher will be responsible for the product development functions of all products as well as the AT division. “Mike has been a key player in the continued development of our world class Sidewinder G2 Firewall/VPN Software and Appliance and SmartFilter® products that are meeting the needs of today’s marketplace,” said Tim McGurran. “This organizational structure will further support our continued growth. Mike has proven himself to be an outstanding contributor and is a perfect fit for this position,” continued McGurran.

About Secure Computing

Secure Computing (Nasdaq: SCUR) has been protecting the most important networks in the world for over 20 years. With broad expertise in security technology, we develop network security products that help our customers create a trusted environment both inside and outside of their organizations. Our global customers and partners include the majority of the Dow Jones Global 50 Titans and the most prominent organizations in banking, financial services, healthcare, telecommunications, manufacturing, public utilities, and federal and local governments. The company is headquartered in San Jose, Calif., and has sales offices worldwide. For more information, see http://www.securecomputing.com.

Forward-Looking Statements

This release contains forward-looking statements concerning revenues, aggregate margins, operating expenses and profitability for this and future quarters, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. In order to meet these projections, the company must continue to obtain new enterprise relationships with major clients and overall demand for its products must continue to grow at current or greater levels. The company also must be able to motivate and retain key employees and staff current and future projects in a cost-effective manner and must effectively control its marketing, research, development and administrative costs, including personnel expenses. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that changes in customer requirements and other general economic and political uncertainties and weaknesses in geographic regions of the world, including possible disruption in commercial activities related to terrorist activity, could impact the company’s relationship with its customers, partners and alliances; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Secure Computing’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

SECURE COMPUTING CORPORATION

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Consolidated Condensed Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Products and Services revenue	$17,630	15,578	33,809	28,042
Advanced Technology contract revenue	547	1,033	1,377	2,024

Total revenue	18,177	16,611	35,186	30,066
Cost of revenue	2,316	1,650	4,361	3,551

Gross profit	15,861	14,961	30,825	26,515
Operating expenses:
Selling and marketing	9,927	9,828	19,197	18,285
Research and development	3,737	3,693	7,684	7,186
General and administrative	1,234	1,332	2,463	2,425

	14,898	14,853	29,344	27,896

Operating income (loss)	963	108	1,481	(1,381)
Other non-recurring expense	—	(7,258)	—	(7,258)
Other income	46	71	99	287

Net income (loss)	$1,009	$(7,079)	$1,580	$(8,352)

Basic net income (loss) per share	$0.03	$(0.24)	$0.05	$(0.29)

Shares used in computing net income (loss) per share—basic	31,716	29,306	30,724	29,170

Diluted net income (loss) per share	$0.03	$(0.24)	$0.05	$(0.29)

Shares used in computing net income (loss) per share—diluted	32,756	29,306	31,532	29,170

Consolidated Condensed Balance Sheets

	Jun. 30, 2003	Dec. 31, 2002
Assets
Cash and cash equivalents	$20,919	$18,050
Investments	1,306	3,342
Accounts receivable, net	12,843	11,421
Inventory, net	1,053	885
Other current assets	4,267	3,767

Total current assets	40,388	37,465
Property and equipment, net	5,231	5,708
Goodwill	14,226	15,195
Other assets	2,564	2,575

Total assets	$62,409	$60,943

Liabilities and stockholders’ equity
Accounts payable	$2,615	$1,845
Accrued payroll	3,062	3,263
Other accrued expenses	1,476	4,105
Litigation settlement accrual (*see note)	—	7,258
Deferred revenue	14,449	14,809

Total current liabilities	21,602	31,280
Stockholders’ equity
Common stock	300	297
Additional paid-in capital	165,756	156,132
Foreign currency translation	(666)	(603)
Accumulated deficit	(124,583)	(126,163)

Total stockholders’ equity	40,807	29,663

Total liabilities and stockholders’ equity	$62,409	$60,943

*	Note: Fully settled by issuing 1,951,807 shares of common stock in April 2003.

Consolidated Condensed Statement of Cash Flows

	Six Months Ended June 30,
	2003	2002
Operating activities
Net income (loss)	$1,580	$(8,352)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,440	1,342
Amortization	122	127
Loss on disposals of property and equipment	6	5
Deferred income taxes, net	(256)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,421)	1,987
Inventories	(168)	87
Other current assets	(201)	(200)
Accounts payable	770	(6)
Payroll related accruals	(201)	(1,101)
Accrued liabilities and reserves	(518)	(1,472)
Litigation settlement accrual	—	7,258
Deferred revenue	(360)	(2,729)

Net cash provided by (used in) operating activities	793	(3,054)
Investing activities
Net proceeds from investments	2,036	1,370
Purchase of property and equipment, net	(969)	(1,091)
Increase in intangibles and other assets	(153)	(271)

Net cash provided by investing activities	914	8
Financing activities
Proceeds from issuance of common stock	1,225	1,711

Net cash provided by financing activities	1,225	1,711
Effect of exchange rate changes	(63)	(55)

Net increase (decrease) in cash and cash equivalents	2,869	(1,390)
Cash and cash equivalents, beginning of period	18,050	15,956

Cash and cash equivalents, end of period	$20,919	$14,566